Exhibit 95

Mine Safety and Health Administration Safety Data

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires issuers that are operators, or that have subsidiaries that is an operator, of a coal or other mine to include in periodic reports filed with the Securities and Exchange Commission certain information relating to citations and orders for violations of standards under the Federal Mine Safety and Health Act of 1977.  The following tables disclose information required under the Dodd-Frank Act from the third quarter of 2016.  The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein. Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

			Section			Total Dollar
			104(d)			Value of	Total Number
Mine Name /		Section	Citations	Section	Section	MSHA	of Mining
MSHA	Section 104	104(b)	and	110(b)(2)	107(a)	Assessments	Related
Identification	S&S Citations	Orders	Orders	Violations	Orders	Proposed	Fatalities
Number	(#)	(#)	(#)	(#)	(#)	(in Thousands, $)	(#)
New Horizon Mine / 0500299	0	0	0	0	0	0	0
Colowyo Mine / 0502962	0	0	0	0	0	3.48	0

Received
Notice of
	Received	Potential to
	Notice of	Have Pattern	Legal Actions	Legal Actions	Legal Actions
	Pattern of Violations	of Violations	Pending	Initiated	Resolved
Mine Name /	Under	Under	as of the	During the	During the
MSHA	Section	Section	Three Months Ended	Three Months Ended	Three Months Ended
Identification	104(e)	104(e)	September 30, 2016	September 30, 2016	September 30, 2016
Number	(yes/no)	(yes/no)	(#)	(#)	(#)
New Horizon Mine / 0500299	No	No	0	0	0
Colowyo Mine / 0502962	No	No	3	3	2

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of September 30, 2016 that fall into each of the following categories is as follows:

Appeals of
				Complaints for		judges'
	Contests of	Contests of		discharge,		decisions or
	Citations/	Proposed	Complaints for	discrimination,	Applications for	orders to
	Orders	Penalties	compensation	or interference	temporary relief	FMSHRC
Mine Name /	referenced in	referenced in	referenced in	referenced in	referenced in	referenced in
MSHA	Subpart B,	Subpart C,	Subpart D,	Subpart E,	Subpart F	Subpart H
Identification	29CFR	29CFR	29CFR	29CFR	29CFR	29CFR
Number	Part 2700	Part 2700	Part 2700	Part 2700	Part 2700	Part 2700
New Horizon Mine / 0500299	0	0	0	0	0	0
Colowyo Mine / 0502962	2	0	0	1	0	0